Exhibit 10.15

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

LEASE AGREEMENT

BETWEEN

130 PROSPECT LIMITED PARTNERSHIP,
a Massachusetts limited partnership

a n d

THIRD HARMONIC BIO, INC.
A Delaware corporation

Dated: October 20, 2022

Office No.: Suite 301
130 Prospect Street, 3rd Floor
Cambridge, MA 02139

1

Table of Contents

Article I Grant and Term Page

Section 1.01. Leased Premises 1

Section 1.02. Commencement and Ending Date of Term 1

Section 1.03. License for Temporary Space 2

Article II Rent

Section 2.01. Base Rent 3

Section 2.02. Past Due Rent and Additional Rent 3

Section 2.03. Operating Expense Escalation 3

Section 2.04. Security Deposit 5

Section 2.05. Real Estate Tax Escalations. 7

Section 2.06. Landlord’s Statements; Tenant’s Audit. 8

Article III Construction, Alterations and Relocation
of Improvements and Additions Thereto

Section 3.01. Landlord’s Work; “AS IS” Condition 9

Section 3.02. Tenant Improvement. 9

Article IV Conduct of Business by Tenant

Section 4.01. Use of Premises 9

Article V Parking

Section 5.01. Parking. 10

Article VI Signs, Awnings, Canopies, Fixtures, Alterations

Section 6.01. Installation by Tenant 11

Section 6.02. Removal and Restoration by Tenant 12

Section 6.03. Signs, Awnings and Canopies 12

Article VII Maintenance of Leased Premises

Section 7.01. Maintenance of Premises. 12

Section 7.02. Surrender of Premises 12

Section 7.03. Rules and Regulations 13

Section 7.04. Miscellaneous 13

Article VIII Insurance and Indemnity

Section 8.01. Liability and Other Insurance 14

Section 8.02. Increase in Fire Insurance Premium 15

Section 8.03. Indemnification 15

Article IX Utilities

Section 9.01. Utility Charges. 16

Article X Assignment and Subletting

Section 10.01. Assignment, Mortgaging and Subletting. 16

Article XI Waste, Governmental Regulations

Section 11.01. Waste or Nuisance 18

Section 11.02. Governmental Regulations 18

Article XII Damage or Destruction of Leased Premises or Building

Section 12.01. Total or Partial Destruction 19

Section 12.02. Partial Destruction of the Building 19

Article XIII Eminent Domain

Section 13.01. Total Condemnation 19

Section 13.02. Landlord’s Damages 20

Section 13.03. Tenant’s Damages 20

Article XIV Defaults

Section 14.01. Tenant’s Default 20

Section 14.02. Legal Expenses. 21

Section 14.03. Landlord’s Default. 22

Section 14.04. Landlord Remedy of Tenant Defaults. 22

Article XV Access by Landlord

Section 15.01. Right of Entry 22

Article XVI Tenant’s Property

Section 16.01. Taxes on Leasehold 23

Section 16.02. Loss and Damage 23

Section 16.03. Notice by Tenant. 23

Article XVII Holding Over, Successors

Section 17.01. Holding Over 23

Section 17.02. Successors 24

Article XVIII Other Covenants

Section 18.01. Quiet Enjoyment. 24

Article XIX Landlord Maintenance, Services and Equipment

Section 19.01. Landlord Maintenance 24

Section 19.02. Landlord’s Services 24

Section 19.03. Landlord’s Right to Suspend or Curtail Services 25

Section 19.04. Abatement and Termination 25

Article XX Miscellaneous

Section 20.01. Waiver 25

Section 20.02. Accord and Satisfaction 25

Section 20.03. Entire Agreement 26

Section 20.04. Rent Control 26

Section 20.05. Force Majeure 26

Section 20.06. Subordination 26

Section 20.07. Waiver of Jury Trial, Counterclaims. 27

Section 20.08. Broker’s Commission 27

Section 20.09. Notices 27

Section 20.10. Tenant and Landlord Defined, Use of Pronoun 28

Section 20.11. Landlord Not Personally Liable 28

Section 20.12. Mutual Waiver of Subrogation and Release 29

Section 20.13. Notices to Mortgagees 29

Section 20.14. Captions, Headings 29

Section 20.15. Partial Invalidity 29

Section 20.16. Recording 29

Section 20.17. No Option 30

Section 20.18. Applicable Law 30

Section 20.19. Mutual Waiver of Consequential Damages 30

Exhibit	A	Third Floor Plan
Exhibit	B	Fixed Base Rate Per Year
Exhibit	C	Base Year Operating Expense Budget
Exhibit	D	Tenant’s Parking Spaces in Garage
Exhibit	E	Inventory of Furniture
Exhibit	F	Rules and Regulations

L E A S E A G R E E M E N T

This Lease Agreement (“Lease”) is made and entered into as of the 20th day of October, 2022, and is by and between 130 Prospect Limited Partnership, a limited partnership duly qualified to do business in the Commonwealth of Massachusetts (hereinafter sometimes referred to as “Landlord” or “Owner”) and Third Harmonic Bio, Inc., a Delaware corporation (hereinafter sometimes referred to as “Tenant”).

WITNESSETH:

Article I

Grant and Term
Section 1.01.
Leased Premises: In consideration of the rent, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord hereby demises and leases to Tenant, and Tenant hereby rents and takes from Landlord Suite 301 (hereinafter referred to as the “Leased Premises”), located in that certain building being a commercial office building located on 130 Prospect Street (hereinafter referred to as the “Building”), Cambridge, Massachusetts. The Leased Premises contains 10,356 net rentable square feet on the third floor of the Building and are more particularly described in Exhibit A, attached hereto. Landlord represents to Tenant that the Leased Premises and the Building were measured based on the BOMA standard for Office Buildings — Standard Measures of Management (ANSI/BOMA Z65.1 - 2010 and that the size of the Leased Premises is 10,356 net rentable square feet and the size of the Building is 30,456 net rentable square feet. The Leased Premises shall not be remeasured during the Lease Term.

Nothing herein contained shall be construed as a grant or demise by Landlord to Tenant of the roof or exterior walls of the Leased Premises, or of the space above the Leased Premises or below the underside of the floor slab thereof, or of any space within the Leased Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, or of the common areas of the Building.

Tenant shall have the right to use in common with Landlord and others from time to time lawfully entitled thereto such service and other common areas and facilities outside of the Leased Premises as may from time to time be established by Owner (as hereinafter defined and designated as such in respect to the Building) including means of egress and ingress and walkways, sidewalks, lobbies, stairways and other areas of the Building not occupied or intended to be occupied by any person exclusively. Owner has reserved the right to add to, subtract from, or otherwise change the common facilities from time to time as it may deem for the best interest of the Building; provided, however, it shall not thereby unreasonably interfere with Tenant use and occupancy of the Leased Premises hereunder. Tenant takes the Leased Premises subject to this reservation.

Section 1.02.
Commencement and Ending Date of Term: The term of this Lease shall commence on December 1, 2022 (the “Commencement Date”) and Tenant’s obligation to pay rent hereunder shall commence on March 1, 2023 (the “Rent Commencement Date”) and thereafter rent payments shall be made on the first day of the month following the Rent Commencement Date and shall continue until February 29, 2028.

Notwithstanding any other provision of this Lease, this Lease is subject to Nimbus Discovery, Inc., the prior tenant of the Premises (the “Prior Tenant”), entering into an agreement with Landlord for Prior Tenant to vacate and surrender the Premises on or before the Commencement Date and to amend its Lease of the Premises and of the second floor of the Building on terms that are acceptable to Landlord in its sole discretion. If the Prior Tenant does not enter into such an Agreement with the Landlord, or if it does not actually vacate and surrender the Premises on or before the Commencement Date, then the Commencement Date shall be extended until such Agreement is signed and Prior Tenant vacates and surrenders the Premises. In such event, the Rent Commencement Date and Term shall be extended for the same number of days. If the Prior Tenant does not enter into such Agreement and actually vacate and surrender the Premises on or before March 1, 2023, then either Landlord or Tenant may terminate this Lease, all rent and security deposits paid by Tenant shall be refunded to it, and neither party shall have further recourse under this Lease.

Subject to the foregoing, the Landlord shall deliver the Premises on the Commencement Date in accordance with the provisions of Section 3.01 below. In addition, Landlord shall cause the Prior Tenant to remove the moose head prior to Commencement Date.

Provided that the Prior Tenant provides its consent to the Tenant (which it shall be the responsibility of the Tenant to obtain) and without cost or expense to Prior Tenant, Tenant shall have the right to enter the Premises after the execution of this Lease and prior to the Commencement Date, at reasonable times and with prior written notice to Landlord, for the sole purpose of the installation of telephone and computer wiring and of furniture, fixtures and equipment, provided that (i) the Tenant has paid the Security Deposit and first month’s rent as provided herein, (ii) Tenant and its contractor shall provide evidence of insurance naming Landlord as an additional insured in accordance with Section 6.01 below, and (iii) Tenant shall coordinate with Landlord and Prior Tenant in order that such work by Tenant not unreasonably interfere with Prior Tenant’s use and enjoyment of the Premises.

The term “Lease Year” as used herein shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date if the Commencement Date is the first day of a calendar month; if not, then the first Lease Year shall commence upon the first day of the calendar month next following the date of commencement of the term hereof. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

Section 1.03.
License for Temporary Space: From and after the execution of this Lease and the payment of all amounts due from Tenant upon such execution, Landlord grants to Tenant, upon Tenant’s sole request, a revocable License to use space on the Mezzanine Level of the Building (the “Temporary Space”) at a rate of $300 per day, payable monthly in arrears. Such Temporary Space shall be used solely for the Permitted Use hereunder. The Temporary Space will be delivered in its “As Is" condition. Tenant shall be solely responsible for furnishing such space and shall remove all furniture and furnishings from such Temporary Space as soon as feasible after Commencement Date but in no event more than one (1) week after the Commencement Date. Tenant shall not make any alterations to such Temporary Space. Tenant shall provide a certificate of all insurance required by this Lease to Landlord prior to commencement of occupancy of the Temporary Space. Notwithstanding its occupancy of the Temporary Space, Tenant shall have no parking rights under this Lease until the Commencement Date, however if spaces are available, at Tenant’s request Landlord will provide at a daily rate of $25 per space per day. Landlord shall have the right to terminate this License at any time upon five days’ written notice to Tenant if Landlord enters into a Letter of Intent to lease the Mezzanine Level to a third party tenant.
Article II

Rent
Section 2.01.
Base Rent: Tenant agrees to pay Landlord at the office of Landlord, or at such other place designated by Landlord, without any prior demand therefor and without any abatement, deduction or set-off whatsoever, a fixed annual base rent per square foot for the net rentable space of the Leased Premises, as specified in Section1.01 hereof, plus any applicable sales or occupancy or rental taxes due. The fixed base rent shall be at the amounts shown on Exhibit B for the periods shown on Exhibit B (the “Fixed Base Rent”). On the Rent Commencement Date the Tenant shall pay to Landlord an amount of rent equal to 1/30th of the initial monthly Base Rent multiplied by the number of days remaining in the month in which the Rent Commencement Date occurs. Thereafter, the Tenant shall pay the Fixed Base Rent in twelve (12) equal installments each in advance on the first day of each calendar month, all of said monthly rent payments being subject to proration in the case of any partial calendar month. The annual rate of the Fixed Base Rent reserved hereinabove shall be increased by two and one-half percent (2.5%) per Lease Year and as set forth on Exhibit B which is attached hereto and made a part hereof.
Section 2.02.
Past Due Rent and Additional Rent: If Tenant shall fail to pay, when the same is due and payable, any Fixed Base Rent, or any Additional Rent as hereinafter defined, or any other amounts or charges of the character, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the Default Interest Rate (as defined in Section 14.04).
Section 2.03.
Operating Expense Escalation: Tenant shall be responsible to pay its Proportionate Share, as hereinafter defined, of the increase in Operating Expenses attributable to the Building that are in excess of Calendar

Year 2023 Operating Expenses (the “Operating Expense Base Year”), any such excess, which amount shall be known as the “Operating Expenses Excess”. The projected Operating Expenses for the Operating Expense Base Year are depicted on Exhibit C, which is attached hereto and made a part hereof. Tenant’s Proportionate Share is computed as follows: the numerator is Tenant’s rentable square feet (10,356) and the denominator is the Building’s total rentable square feet (30,456). Initially, Tenant’s Proportionate Share is 34.00%. With respect to any Base Year or any subsequent year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Operating Expenses for such period which vary with the occupancy of the Building, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof, as reasonably determined by Landlord, provided, however, that in no event shall Tenant be responsible for any amount which is grossed up in excess of those amounts actually paid by Landlord. Landlord shall provide its calculations to Tenant upon Tenant’s request.

Within ninety (90) days following the end of each calendar year during the term of this Lease, Landlord shall furnish to Tenant a statement of Landlord’s actual Operating Expenses for the previous calendar year and a determination of the amount of Operating Expenses Excess which is due for such calendar year. Tenant shall pay such amount to Landlord within thirty (30) days of its receipt of such statement. If Landlord fails to furnish Tenant with such statement within twelve (12) months of the end of the applicable calendar year, Landlord shall be deemed to have waived all rights to any reconciliation for Operating Expenses.

Operating Expenses shall be defined as all actual costs and expenses incurred by Landlord, its agents, and/or designees in connect ion with operating, lighting, cleaning, maintaining, equipping, repairing, insuring, managing and/or replacing all or any part of the Building’s common areas (and any installations therein, thereon, thereunder or thereover), and all electrical, plumbing, and other systems of the Building not exclusively serving and paid for by particular tenants, which costs and expenses shall include, but shall not be limited to, the following: all of the costs and expenses incurred in cleaning, heating, ventilating, air conditioning, maintaining, painting, repainting, repairing and replacing common toilets, lobbies, corridors, elevators, and stairways; cleaning, planting, replanting and maintaining the landscaped areas and other areas of the property not containing buildings, paving or similar improvements; the cost of all Landlord’s insurance for the Building including, but not limited to, fire and other casualty, rental income, bodily injury, public liability, property damage liability, automobile parking lot liability insurance, sign insurance, workmen’s compensation insurance, and any other insurance carried by Landlord for the Building in limits selected by Landlord, and the cost of any deductible carried by Landlord in the event of a casualty; assessments; repairs; repaving; line repainting; exterior repainting; rental and maintenance of signs and equipment; lighting; sanitary control; removal (including temporary storage) of snow and ice, trash, rubbish, garbage and other refuse; depreciation of machinery and equipment used in such maintenance and of all building systems; repair, maintenance and replacement of roofs; depreciation of roof and paved area; maintenance, repair and/or replacement of on-site utility systems (including, without limitation, water lines and electrical, gas, sanitary sewer, drainage and storm water systems), heating, ventilating and air conditioning systems, and alarm systems; all fuel for the Building’s central heating system; all electrical, water, sewer and other utility charges not separately metered and paid for by tenants; personal property taxes; sales and use taxes on material, equipment, supplies and services for the Building; fees for required licenses and permits; fire, security and police protection (if and to the extent provided by Landlord, without implying any obligation to do so unless otherwise specified in this Lease); operation and maintenance of public address system(s) and public toilets; reasonable straight line depreciation of, and all rental charges for, movable equipment; supplies, materials and labor for the Building; and the cost of any capital improvements (other than tenant improvements for specific tenants) made by or on behalf of Landlord to the Building or common area in order to (A) comply with any amendment or other change to the enactment or interpretation of any applicable laws from its enactment or interpretation after the Commencement Date (including, without limitation, under Section 11.02), or (B) intended to reduce Operating Expenses or improve life/safety conditions, but only to the extent of the amortized amount thereof over the useful life of such capital improvements as determined in accordance with generally accepted accounting principles consistently applied. Specifically excluded from Operating Expenses, notwithstanding the foregoing, are (i) the cost of capital improvements except as expressly provided above; (ii) all costs relating to the leasing and build-out of space for other tenants of the Building or reimbursable by such other tenants or for selective services provided to any specific tenant; (iii) principal, interest and other charges payable in connection with any financing or refinancing of the Building, and all other direct costs of refinancing, selling or exchanging the Building, including broker commissions, attorney’s fees and closing; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses and attorneys’ fees associated with the leasing of the Building; (v) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building or any increase in insurance premiums to the extent that such increase is caused by the use or occupancy of another tenant; (vi) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, or other tenants (other than through the payment of additional rent under such tenants’ leases); (vii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and services to the extent the same materially exceeds the costs of such good and/or services rendered by unaffiliated third parties on a competitive basis; (viii) Landlord’s charitable or political contributions; (ix) acquisition costs of sculpture, paintings or objects of art; (x) Landlord’s corporate overhead and compensation for Landlord’s employees and for accounting services, except to the extent relating to operation of the Building; (xi) reserves of any kind, including reserves for equipment or capital replacement and future improvements, repairs or additions; (xii) management fees in the aggregate in excess of five percent (5%) of the total rent (including Base Rent, Escalations and other additional rent hereunder) for the Building;. The operating expenses shall be accounted for using the accrual basis under generally accepted accounting principles.

Section 2.04.
Security Deposit
(a)
Amount of Security Deposit. Upon execution of the lease, Tenant shall pay Landlord a security deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), in cash or in the form of an irrevocable standby letter of credit as described in Paragraph 2.04(d) below. Said security deposit shall be held by Landlord, as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease Agreement by said Tenant to be kept and performed during the term hereof. Landlord may commingle said security deposit with other funds of Landlord and shall not be required to pay Tenant interest thereon. If at any time during the term of this Lease Agreement any of the rent shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, or Landlord shall incur any expenses, losses or damages arising from any Tenant default, in any such case beyond applicable notice and cure periods, the Landlord, at its option, may draw from the letter of credit and apply any portion of said security deposit to the payment of any such overdue rent or other sum or other expenses, losses or damages.
(b)
Use and Return of Security Deposit. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease Agreement to be kept and performed by Tenant, then the Landlord at its option may draw upon the letter of credit or appropriate and apply said entire security deposit, or so much thereof as may be necessary, to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire security deposit, or any portion thereof, be drawn from the letter of credit, appropriated and applied by Landlord for the payment of overdue rent or other sums, loss or damage due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash or cause the letter of credit amount to be restored, in order to restore said security deposit to the original or required sum deposited, and Tenant’s failure to do so within ten (10) business days after receipt of such demand shall constitute a breach of this Lease Agreement. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the said security deposit (or the unapplied balance thereof, if any portion shall have been applied in accordance herewith) or the original of the letter of credit shall be returned in full to Tenant after the end of the term of this Lease Agreement or upon the earlier termination of this Lease Agreement.
(c)
Transfer of Security Deposit. Upon at least ten (10) days prior notice to Tenant, Landlord may deliver the security deposit funds paid hereunder by Tenant to any third party which may acquire of or succeed to Landlord’s interest the Leased Premises and this Lease, and thereupon Landlord shall be discharged from any further liability with respect to such security deposit.
(d)
Letter of Credit. The following provisions shall apply to the Letter of Credit for the Security Deposit:
(i)
The Letter of Credit shall be an irrevocable standby letter of credit issued by an institution satisfactory to Landlord in its sole discretion and in such form and substance as may be approved by Landlord in its sole discretion. Without limiting the generality of the foregoing, such letter of credit shall name the Landlord as the beneficiary and provide that it may be drawn against upon the furnishing of a statement to the Bank by an individual who purports to be an authorized officer or agent of the Landlord that the letter of credit is being drawn upon in accordance with the terms of this Lease. The Letter of Credit shall provide that it may be drawn upon by presentment in Boston, Massachusetts, and shall be subject to Massachusetts law.

(ii)
The Letter of Credit shall permit partial draws and shall remain in effect for the entire Term of this Lease and for ninety (90) days thereafter. If the letter of credit shall expire or be terminated during the Term of this Lease or within ninety days thereafter, Tenant shall replace the letter of credit with a substitute letter of credit satisfactory to Landlord no later than thirty (30) days prior to the expiration date thereof, and failure to do so shall permit Landlord to draw the entire amount of the letter of credit and hold the proceeds as a security deposit hereunder, without requirement of any notice or grace period.

(iii)
Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have upon the occurrence of any Default of Tenant as described in Paragraphs 2.04(a) and (b) above, to draw upon such letter of credit and apply such funds, or any part thereof, to Landlord’s damages arising from, or to cure, any Default of Tenant. If Landlord shall draw any or all of such Letter of Credit, Tenant shall immediately deposit with the Landlord as a cash security deposit the amount so applied or restore the balance of the Letter of Credit to the full amount to be held as security hereunder.

(iv)
If three or more Defaults of Tenant shall occur under the terms of the Lease, whether or not cured within any applicable grace period, Landlord shall have the right at its sole discretion to draw the entire amount of the Letter of Credit and hold it as a cash Security Deposit in accordance with the terms of this Section 2.04.

(v)
If Landlord conveys Landlord’s interest under this Lease, the Letter of Credit shall be fully transferable to Landlord’s grantee, and Tenant shall take all necessary actions to cause the Letter of Credit to be transferred to or reissued in the name of the Grantee. Tenant agrees to pay Landlord upon demand, as Additional Rent, all costs and fees charged to Landlord to effect such transfer, if Tenant does not pay such costs and fees directly to the issuer of the Letter of Credit. No successor to Landlord or holder of any mortgage shall be responsible for the return of the Letter of Credit unless it has been duly transferred to such successor or mortgagee.
Section 2.05.
Real Estate Tax Escalations. If in any fiscal tax year (currently July 1 to June 30) during the term of this Lease, the Taxes, as herein after defined, shall exceed Fiscal Year 2023 (7/1/22 - 6/30/23) Taxes (the “Base Year Taxes”), Tenant shall pay Landlord as Additional Rent its Proportionate Share of any such excess, which amount shall be known as the “Tax Excess”.

“Taxes” shall mean the real estate taxes and assessments imposed upon Owner or Landlord with respect to the Building including the parcel of land on which it stands and any and all other taxes, levies, betterment’s, assessments and charges arising from the Owner’s ownership of the Building and the parcel of land on which it stands which are or shall be imposed by any National, State, Municipal or other authorities which are or may become a lien upon Owner or Landlord and/or the Building and the parcel of land on which it stands, but excluding any fees or penalties levied on Owner or Landlord for late payment thereof. If, or to the extent that, due to a future change in the method of taxation any franchise, income, profit or other tax shall be levied against Owner of Landlord in substitution or in lieu of any tax which would otherwise constitute a real estate tax, such franchise, income profit or other tax shall be deemed to constitute “Taxes” for the purposes hereof. Without limitation, Taxes shall not include any federal or state income taxes, capital levy, transfer taxes, capital stock taxes, capital gains taxes, gift, estate succession or inheritance taxes and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Building), or taxes which are charged or levied against Landlord that are not directly a result of the operation or ownership of the Building, (i) any items included as Operating Expenses, (ii) any items paid by Tenant under this Lease, and (iii) tax penalties or interest incurred as a result of Landlord’s failure or unwillingness to make payments and/or to file any tax or informational returns when due.

If the Termination Date occurs in the middle of a fiscal tax year, the Tenant shall be responsible for only that portion of the Tax Excess, in respect of such fiscal tax year represented by a fraction the numerator of which is the number of days of the herein term which falls within the fiscal tax year and the denominator of which is three hundred sixty-five (365).

In the event the first day of the fiscal tax year in the City of Cambridge should be changed after the Term Commencement date to any other date than July 1st so as to change the twelve-month period comprising the fiscal tax year, in determining the Tax Excess with respect to Taxes payable for the period between July 1st and such changed first day of the fiscal tax year, the Tax Excess shall be multiplied by a fraction, the numerator of which shall be the number of days elapsing during such period, and the denominator of which shall be three hundred sixty-five (365).

Landlord shall bill Tenant for such Tax Excess as may be due within ninety (90) days of the end of the applicable fiscal tax year, and such bills shall be paid by Tenant within thirty (30) days after receipt of the same. The failure of Landlord to bill for a Tax Excess by any specific date, shall not bar Landlord from billing for and collecting the Tax Excess for such fiscal tax year. If Landlord fails to bill Tenant for such Tax Excess within eighteen (18) months of the end of the applicable fiscal tax year, Landlord shall be deemed to have waived to rights to any payment from Tenant for such Tax Excess.

Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the Appellate Tax Board or its successor, the Courts or other governmental agency responsible therefore. The original computation as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provision of this Section 2.04 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Owner of Landlord by the taxing authority. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund shall be charged against the tax refund before the adjustments are made for the fiscal tax year.

Any obligation under this Section 2.05 which shall not have been paid or refunded at the expiration or other termination of the term of this Lease shall survive and shall be paid or refunded when due and as the amount of the same shall be determined to be due. In no event shall Tenant’s obligation to pay taxes extend beyond sixty (60) days after Landlord’s receipt of the last tax bill due for a period of time falling within the term of this Lease.

Section 2.06.
Landlord’s Statements; Tenant’s Audit. Within ninety (90) days following the end of each calendar year during the term of this Lease, Landlord shall furnish to Tenant a statement of Landlord’s actual Operating Expenses and Taxes for the previous calendar year and fiscal tax year. Tenant shall have the right to inspect or audit (the “Audit”), at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord’s statement of the actual Operating Expenses and Taxes, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Tenant agrees that any information obtained during an Audit by Tenant of Landlord’s books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant’s attorneys, accountants, and other consultants. Any parties retained by Tenant for an Audit shall not be compensated on a contingency fee basis. If Tenant shall not dispute any item or items included in the determination of Operating Expenses and Taxes for a particular calendar ear or fiscal tax year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within the said 90-day period, Tenant shall be deemed to have approved such statement. In the event of an Audit, within thirty (30) days following the final determination of the actual Operating Expenses and Taxes, any overpayments by Tenant shall be credited or refunded by Landlord to Tenant, and any underpayments shall be paid to Landlord, it being understood that this clause shall survive the expiration of the Lease: In the event of an Audit, if, following the final determination of the actual Operating Expenses and Taxes, as applicable, Tenant has overpaid by ten percent (10%) or more, in addition to crediting or refunding such overpayment as provided above, Landlord shall also reimburse Tenant for the reasonable and actual costs of the Audit within thirty (30) days following such final determination, it being understood that this clause shall survive the expiration of the Lease.

Article III

Construction, Alterations and Relocation of Improvements
and Additions Thereto
Section 3.01.
Landlord’s Work; “AS IS” Condition: Except as expressly provided herein, Tenant acknowledges that the Premises are being leased in its AS IS CONDITION, WITHOUT REPRESENTATION OR WARRANTY BY LANDLORD, and without any requirement of work or installations to be made by Landlord. Tenant represents that it has inspected the Premises and the Property and has, solely on the basis of such inspection, concluded that the Premises are suitable for Tenant’s intended use.

Tenant acknowledges that the Premises will be delivered together with the furniture, furnishings and other personal property of the Prior Tenant listed in Exhibit E, attached hereto and made a part hereof. Tenant agrees to accept all of such furniture, furnishings and other personalty in its “as is” condition, without representation or warranty by Landlord or by Prior Tenant, and that Tenant shall have no recourse against Landlord if any of such furniture, furnishings and personalty is not delivered with the Premises.

Section 3.02.
Tenant Improvement. The Tenant agrees to perform all other work or construction necessary for Tenant’s permitted uses of the Leased Premises, all of which shall be performed by the Tenant at Tenant’s cost and Expense, and only in accordance with Article VI of this Lease.
Article IV

Conduct of Business by Tenant
Section 4.01.
Use of Premises: Tenant shall use the Leased Premises for general business and administrative offices. Tenant will not use or permit, or suffer the use of, the Leased Premises for any use other than that specified in this Section 4.01 without the written permission of the Landlord which Landlord may withhold in its sole and absolute discretion.
(a)
Tenant agrees that the Leased Premises shall be used and occupied by Tenant only for permitted uses and for not for any other purpose. Landlord hereby permits the following use and no other: General Business Office.
(b)
Tenant shall not perform, any act or carry on any practice which may cause damage to the Leased Premises or any other part of the Building or cause any offensive odors or loud noise or constitute a nuisance or menace to any other Tenant or other persons in the Building.
(c)
Tenant shall in its use of the Leased Premises comply with the rules and regulations Owner or Landlord established for the Building, and all applicable governmental laws, rules and regulations.
(d)
Tenant shall not place any sign, symbol, advertisement or the like which may be visible to public view on the exterior or interior of the Leased Premises (including both interior and exterior surfaces of doors and windows) or any other part of the Building, without the prior written consent of Landlord.
(e)
Tenant shall not allow any pets to be kept on the Leased Premises during or after business hours without the prior written consent of Landlord.
(f)
Tenant acknowledges that the Building is non-smoking.

Article V

Parking
Section 5.01.
Parking. During the term of this Lease, the Tenant shall have the right to rent up to thirteen (13) assigned automobile parking spaces located in the parking area in the lowest level of the Building and the driveways providing access thereto under the conditions set forth herein. For clarity, Tenant shall have the option, upon notice to Landlord given not more than one time in any twelve calendar months, to increase or decrease the number of parking spaces, up to the cap of thirteen (13), Tenant rents, provided, however, that if Tenant decreases its number of parking spaces, Landlord shall have the right to allocate use of such spaces to other occupants of the Building and Tenant shall not have the right to subsequently increase its number of parking spaces unless such spaces remain available. Such spaces shall be identified on Exhibit D. Tenant shall have no right to sublease its assigned parking spaces. Tenant agrees to comply at all times with the rules and regulations as Landlord may from time to time establish for the orderly operation of said parking area and driveway. For the first Lease Year of the Lease Term, Tenant agrees to pay Landlord as additional rent $400.00 dollars per month for each space provided. Landlord reserves the right to increase this charge by an amount to bring the parking charge equal to the then market price per space for the use of such parking space from time to time, as determined by the Landlord in its sole but reasonable discretion, upon 30 days’ prior written notice to Tenant, but not more than one (1) time in any twelve (12) calendar months. Landlord shall not be liable for any temporary interruption of availability of the parking area as a result of any work being done by the Landlord on the Building or the parking area provided, however, Landlord shall use commercially reasonable efforts to minimize the interference with Tenant’s use and occupancy of the Leased Premises hereunder.
Article VI

Signs, Awnings, Canopies, Fixtures, Alterations
Section 6.01.
Installation by Tenant: Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixture, floor covering, interior lighting, plumbing fixtures, shades or awnings or make any changes to the Leased Premises without first (i) obtaining Landlord’s written approval and consent, and (ii) providing such assurance as Landlord deems necessary that any such work will be done without imposing on Landlord liability to Landlord or Owner either at the time that Tenant has work done or at the end of the Lease. Tenant shall present to the Landlord plans and specifications for such work for Landlord or Owner’s approval at the time approval is sought, which such approval shall not be unreasonably withheld, delayed or conditioned. Before commencing construction of any alterations, additions or improvements permitted under this Lease (“Tenant’s Work”), Tenant shall at its sole cost and expense obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and, upon completion of Tenant’s Work, certificates of final approval therefor (including final certificate of occupancy) and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. All Tenant’s Work that Tenant may undertake pursuant to this Lease shall be done in a good and workmanlike manner, using only new materials, consistent with the quality of the Building generally, and in accordance with all federal, state and local laws, rules, regulations and ordinances applicable thereto, including, if necessary, the acquisition by Tenant of a City of Cambridge Building Permit and all other required permits and approvals.

Tenant agrees to employ for any work it may do pursuant to this Lease one or more responsible contractors whose laborers will work in harmony with other laborers working in Building and with suppliers of materials for use in construction in the Building. Tenant further agrees that he will not do, or permit to be done, anything which would cause any labor difficulties in connection with any construction in said Building.

Tenant shall require all such contractors employed by Tenant to carry Workman’s Compensation insurance in accordance with statutory requirements and comprehensive Public Liability Insurance and Automobile liability Insurance covering such contractors in or about the premises in amounts not less than [***] ($[***]) dollars for property damage; and [***] ($[***]) dollars for injury or death of one or more than one person in a single accident and to submit certificates of insurance evidencing such coverage to Landlord prior to commencement of such work.

Tenant shall have no power or authority to create any lien or permit any lien to the present estate, reversion or other estate of the Landlord or Owner in the Leased Premises or in the Building or the land on which it is located, and all material men, contractors, artisans, mechanics, laborers, and other parties contracting with Tenant with respect to the Leased Premises or any part thereof are hereby charged with notice that they must look solely to the Tenant to secure payment of any bill for work done or material furnished during the term of this Lease. Should any such lien so attach, Tenant shall discharge the same within five (5) business days and failure to do so will constitute a material default hereunder.

Section 6.02.
Removal and Restoration by Tenant: All alterations, additions and improvements made by the Tenant, or made by the Landlord on the Tenant’s behalf by agreement under this Lease Agreement, shall remain the property of the Tenant for the term of the Lease Agreement, or any extension or renewal thereof, and shall become the property of Landlord and remain in the Leased Premises at expiration or sooner termination of this Lease, unless the Landlord notifies the Tenant in writing at the time of Landlord’s approval of such particular alteration, addition or improvement that it must be removed upon expiration or termination of this Lease. Tenant may at the expiration of the Lease remove its telephone, security systems, and communication systems that Tenant installed in the Leased Premises and all of Tenant’s trade fixtures and equipment provided that Tenant repairs any damage to the Leased Premises arising from such removal.
Section 6.03.
Signs, Awnings and Canopies: Tenant will not place or suffer to be placed or maintained on any exterior door, wall or window of the Leased Premises any sign, awning or canopy, exterior lighting, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass or any window or door in or on the Leased Premises. Notwithstanding the foregoing, Tenant will be entitled to building standard signage at the common elevator in the Building’s entrance lobby and at the entry intercoms at the front entrance and garage entrance of the Building. Tenant may also install a sign at the entrance to the Leased Premises on the third floor, subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed as long as such sign conforms to all applicable legal requirements of the City of Cambridge and is consistent with the character of the Building.
Article VII

Maintenance of Leased Premises
Section 7.01.
Maintenance of Premises. Tenant shall maintain the Leased Premises in good order, condition and repair, reasonable wear and tear and damage by casualty or condemnation excepted. Tenant will maintain with appropriate care (and replace with like items when the same become worn or damaged) the furniture, furnishings and other personal property left in place by Landlord or Prior Tenant, including without limitation the items listed on Exhibit E, the reception station outside the main conference room, the large conference table and cabinetry within the large conference room, and all other cabinetry, equipment and appliances, and all will remain with the Leased Premises at the expiration of the tenancy.
Section 7.02.
Surrender of Premises: At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition existing upon delivery of possession thereto under this Lease and in compliance with Section 7.01 and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant shall remove all its trade fixtures, its telephone, security systems, and communication systems and any alterations, additions or improvements as provided in Section 6.02 above, before surrendering the Leased Premises as aforesaid and shall repair any damage to the Leased Premises caused thereby or in any other way caused by Tenant’s occupancy and vacating of the Leased Premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.
Section 7.03.
Rules and Regulations: Landlord reserves the right to adopt and promulgate rules and regulations applicable to the Leased Premises, and from time to time to amend or supplement the same. Copies of the current Rules and Regulations are attached hereto and made a part hereof as Exhibit F. Notice of such rules and regulations, and of any such amendments and supplements, shall be given to Tenant and Tenant agrees to comply with and observe the same. Landlord agrees that in the event it modifies or supplements the Rules and Regulations, it will exercise commercially reasonable efforts to ensure that any such modifications or supplements shall not adversely affect Tenant’s business operations. Notwithstanding the matters contained herein, unless mandated by a governmental authority or agency, the Landlord agrees not to propose any new Rules and Regulations that will affect Tenant’s 24 hour, 7 day access to the Leased Premises and Tenant’s use and 24 hour, 7 day availability of the utilities servicing the Leased Premises. In the event of a conflict between any Rules and Regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the Rules and Regulations against Tenant in a discriminatory manner.
Section 7.04.
Miscellaneous: Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor is then designed to carry and which is then allowed by law. All non-desktop business machines and equipment and all other mechanical equipment installed and used by Tenant in the Leased Premises shall be properly shielded and be so placed, installed and maintained by Tenant, at Tenant’s own cost and expense, in settings of cork, rubber, or spring-type vibration-eliminators, or in such other manner as Landlord may reasonably direct, so as to be sufficient to eliminate the transmission of noise, vibration or electrical or other interference from the Leased Premises to any other area of the Building or the Property. Landlord shall include a sentence of equivalent purport to the preceding sentence in all other leases of space in the Building, and shall exercise reasonable efforts to require compliance therewith with respect to such transmissions affecting the Leased Premises.

The building elevator is intended for the conveyance of building occupants and visitors only. The Landlord can secure elevator pads to protect the elevator interior wall panels when necessary. Tenant shall secure Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, delay or condition, before moving any equipment, furniture or bulky or sharp materials in or out of the Leased Premises that might damage entry doors or the elevator.. All such movements shall be made upon reasonable advance notice and during reasonable hours to reasonably minimize interference with the normal operations of the Building and all damage caused by such movement shall be promptly repaired by Tenant at Tenant’s expense. Tenant and Tenant’s employees shall park their cars only in those portions of the parking areas, if any, designated for that purpose by Landlord. The plumbing facilities shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind shall be thrown therein, and the Tenant shall not tamper with any of such facilities or in any way remove or interfere with the operation of the various devices installed to limit water consumption, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision by Tenant or Tenant’s employees, agents, or invitees, shall be borne by Tenant and may be billed by Landlord to Tenant as Additional Rent hereunder.

Article VIII

Insurance and Indemnity
Section 8.01.
Liability and Other Insurance:
(a)
Tenant shall, during the entire term hereof, keep in full force and effect (i) a policy of public liability and property damage insurance (including broad form contractual liability and independent contractor’s hazard and completed operations coverage) with respect to the Leased Premises, and the business operated by Tenant and any sub-tenants of. Tenant in the Leased Premises permitted pursuant to Article X of this Lease, in which the limits of public liability shall be in such amounts as the Landlord may reasonably specify from time to time, but in no event less than $[***] per occurrence (combined single limit) and $[***] aggregate for property damage, bodily injury or death, and including not less than $[***] per person, and not less than $[***] medical payments; (ii) a policy of motor vehicle liability insurance for all owned and non-owned vehicles, including rented and leased vehicles, in an amount not less than $[***] per occurrence, and (iii) all such other insurance as Landlord may from time to time reasonably require consistent with customary practice for similar general office tenants in the Boston-Cambridge area. The limits of insurance provided in the preceding sentence may be satisfied through a combination of primary and excess/umbrella insurance. Each such policy shall name Landlord, Landlord’s mortgagee, any managing agent of the Building, and any other person, firms or corporations designated by Landlord as additional insureds, shall be primary and noncontributory, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord and such other additional insureds at least thirty (30) days prior written notice. Tenant shall also maintain in full force and effect during the entire Term of this Lease Employer’s Liability Insurance in an amount of not less than $[***] and Workmen’s Compensation insurance in the statutory amount.

Also, in addition to Landlord being included as an Additional Insured on a Primary and Non-Contributory basis on the General Liability, Automobile and Umbrella Liability coverages, a requirement for Waiver of Subrogation should be added for all lines of coverage including Workers’ Compensation.

Tenant agrees to use the Leased Premises and all common areas of the Building at its own risk, and all trade fixtures, furniture, equipment, merchandise, inventory and other property of Tenant of any kind or description located in or used in connection with the Leased Premises shall be at Tenant’s sole risk, as to which Tenant shall maintain “all-risk” property insurance on a full replacement cost basis (including so-called improvements and betterments.) All insurance amounts set forth herein are minimum limits only and shall not restrict any liability of Tenant. Landlord may increase the required insurance amounts hereunder from time to time based on customary practice for similar properties in the Boston-Cambridge area or any requirements of Landlord’s mortgagee. All insurance shall be with an insurance company licensed to do business and in good standing in The Commonwealth of Massachusetts and having an AM Best Rating of “A” or better unless approved by Landlord. A copy of the policy or a certificate of insurance shall be delivered to Landlord and/or its designee upon the Commencement Date of this Lease and upon Landlord request. Tenant will provide, or cause Tenant’s insurer to provide, notice to Landlord and/or its designee in writing not less than ten (10) days prior to any cancellation or other termination thereof.

(b)
Landlord shall, during the entire term hereof, keep in full force and effect (i) a policy of insurance against loss or damage with respect to the Building on an “all risk” type insurance form in an amount equal to at least the replacement value of the Building, and (ii) commercial general liability insurance (with a contractual liability assumption provision) written on an occurrence basis for bodily injury and for property damage, insuring against liability with respect to the Building or arising out of Landlord’s maintenance, use or occupancy thereof; the limit of such public liability coverage shall not be less than $[***] combined single limit for bodily injury and property damage per occurrence and $[***] annual aggregate limit per location.
Section 8.02.
Increase in Fire Insurance Premium: Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. In the event Tenant’s occupancy causes any increase of premium for the fire, boiler or casualty rates on the Building, or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Leased Premises, the Tenant shall pay the additional premium to Landlord as Additional Rent hereunder, as well as binding the additional insurance as instructed by Landlord or Owner.
Section 8.03.
Indemnification:

To the maximum extent permitted by law, Tenant agrees to indemnify Landlord, Landlord’s managing agent (if any) and Landlord’s mortgagee, and save them harmless from and against any and all claims, actions, injuries, damages, losses, liabilities and expenses in connection with loss of life, personal injury or damage to property to the extent arising wholly or in part from any negligent act or omission or any willful misconduct of Tenant or any officer, employee, contractor, agent, customer, business invitee, permitted sublessee, or other person entering the Premises or the Building in connection with Tenant’s use and occupancy of the Premises (the “Tenant Parties”), or arising from the occupancy or use by Tenant of the Leased Premises or the breach of this Lease or the violation of any applicable legal requirement by Tenant or any of the Tenant Parties, and in any event not otherwise caused solely by the negligence or willful misconduct of Landlord, its agents (including its managing agent The Shoreline Corporation (the “Managing Agent”)), contractors or employees. In case Landlord or Managing Agent shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord or Managing Agent harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord or Managing Agent in connection with such litigation.

Article IX

Utilities
Section 9.01.
Utility Charges. From and after the Commencement Date, Tenant shall be responsible and promptly pay for all charges for electricity in the Leased Premises. Tenant acknowledges that the Leased Premises are on a common meter with the second floor of the Building. Landlord shall pay all utility bills based upon such meter, and Tenant shall reimburse Landlord for its pro rata share thereof as reasonably determined by Landlord, taking into consideration the use and equipment located on each floor. Tenant will pay one-twelfth of Landlord’s estimated annual cost of such electricity together with the payment of Base Rent each month, and no less than ninety (90) days after the end of each calendar year Landlord will provide a reconciliation based on actual electricity costs for such year, together with a revised amount of the monthly estimated payment consistent with such actual usage. Tenant will pay to Landlord any additional amounts due within fifteen (15) days of receiving such reconciliation, and if Tenant has overpaid for such electricity, the amount of such overpayment shall be applied to the monthly estimated electricity costs for the current year, or if the Lease has expired, Landlord shall reimburse such amount to Tenant after all electricity bills are received for the period during the term of the Lease and a final reconciliation is made. In no event shall Landlord or Owner be liable for an interruption or failure in the supply of any utilities to the Leased Premises including but not, limited to heat, water, sewer, gas, oil, or electricity except to the extent arising from or out of the gross negligence or willful misconduct of the Landlord, its agents or employees.
Article X

Assignment and Subletting
Section 10.01.
Assignment, Mortgaging and Subletting. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated herein, or be sublet or offered or advertised for subletting, without the prior written consent of Landlord. Tenant’s request for Landlord’s consent to subletting or assignment shall be submitted in writing, including a detailed description of the business of and financial information and such other information as Landlord may reasonably request concerning the proposed subtenant or assignee, and, provided that no Tenant Default (or event or condition which with the giving of notice or passage of time or both would constitute a Tenant Default) is then outstanding, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed. However, it shall not be deemed unreasonable for Landlord to withhold his consent to any assignee or Tenant or other occupant whose financial status, character, method of doing business and/or proposed use or occupancy of the Leased Premises or any other part of the Building would, in Landlord’s reasonable judgment, materially adversely affect the character or value of the Building. Notwithstanding any assignment of Tenant’s interest in this Lease or any subletting of the whole or any part of the Premises consented to by Landlord, Tenant named herein shall remain fully, primarily and unconditionally liable under this Lease and shall not thereby be released from the performance and observance of all the agreements and conditions on the part of the Tenant to be performed hereunder.

If Landlord shall consent to any such assignment or subletting, Tenant shall agree to pay to Landlord, as condition of the effectiveness of any such consent, [***] percent ([***]%) of the excess of the rent (Base Rent, Escalations and other additional rent) payable by such assignee or subtenant, over the rent (Base Rent, Escalations and other additional rent) payable by Tenant to Landlord for the Premises, apportioned on a square foot of floor area basis for the Premises occupied by such subtenant. Further, it is agreed that in lieu of withholding or granting its consent Landlord may, within thirty (30) days of receipt of a request for consent to assign the Lease or subletting of all or substantially all of the Leased Premises for all or substantially all of the then remaining term of this Lease from Tenant, cancel this Lease as to so much of the Leased Premises as Tenant has proposed for assignment or subletting. If Landlord shall elect to cancel this Lease as to a portion of the Leased Premises, it shall give Tenant written notice of its election (“Cancellation Notice”), which notice shall set forth a “termination date” which shall be not less than thirty (30) or more than ninety (90) days from the receipt by Landlord of Tenant’s request to assign or sublet, and on that “termination date” Tenant shall surrender the Premises for which this lease has been canceled in accordance with the provisions of this Lease relating to the surrender of the Leased Premises as the expiration of the term of this Lease. If Landlord provides its Cancellation Notice to Tenant, Tenant may rescind its proposed assignment or subletting by notifying Landlord in writing within five (5) business days following the Cancellation Notice.

It is hereby expressly understood and agreed, however, that notwithstanding the foregoing or anything to the contrary in this Lease, Tenant shall have the right, without Landlord’s prior written consent but with not less than 10 business days’ prior written notice to Landlord, to assign this Lease or to sublease the Leased Premises, or any portion thereof, to (i) an Affiliated Entity (hereinafter defined), or (ii) a Successor Entity (hereinafter defined) so long as such Affiliated Entity or Successor Entity, as applicable, shall have net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called “Assignee”), if, and upon the express condition that, Assignee and Tenant shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be personally bound and upon the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed and whereby Assignee shall expressly agree that the provisions of this Article X shall be binding upon it with respect to all future assignments and transfers.

“Affiliated Entity” shall be defined as any entity which, directly or indirectly, is controlled by, is under common control with, or which controls Tenant. “Successor Entity” shall be defined as any entity which (i) purchases all or substantially all of the assets of Tenant, (ii) purchases all or substantially all of the stock of (or other ownership or membership interests in) Tenant, or (iii) merges or combines with Tenant.

The listing of any name other than that of Tenant, whether on the doors of the Leased Premises or on a building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Leased Premises or to be deemed to be the written consent of Landlord mentioned in this Article IX, it being expressly understood that such listing is a privilege extended by Landlord is revocable at will by written notice to Tenant.

Tenant agrees to pay to Landlord all reasonable counsel fees and disbursements and all other expenses incurred by the Landlord in connection with the consideration of any request by Tenant for approval of an assignment or sublease hereunder, whether or not such consent is granted. If this Lease be assigned, or if the Leased Premises or any part thereof be sublet or occupied by anybody other than Tenant as this Lease permits, Landlord may, after Default by Tenant, collect rent from the Assignee, Tenant or Occupant, and apply the net amount collected to the rent herein reserved, but not such assignment, subletting, occupancy or collection shall be deemed a waiver of this Article X, or the acceptance of the Assignee, Tenant or occupant as a Tenant, or a re-Lease of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord, Landlord to any further assignment or subletting. No assignment, subletting or use of the Leased Premises by any other party than Tenant shall affect the purpose for which the Leased Premises may be used as stated in Article IV.

Landlord hereby notifies the Tenant that under the terms of certain first mortgage financing of Owner, all Leases by Landlord and further by Tenant must be approved by such mortgagee(s), and Landlord has secured the required approval from such mortgagee(s). Landlord, in addition to the rights of approval granted to it hereunder, reserves the right to refuse to approve any Lease which is not approved by such mortgagee(s); and Tenant agrees that Landlord’s refusal to approve a Lease based upon the lack of approval of such mortgagee(s) shall never be deemed to be unreasonable, arbitrary, capricious or unfair by Tenant.

Article XI

Waste, Governmental Regulations
Section 11.01.
Waste or Nuisance: Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other Tenant in the Building or the Property.
Section 11.02.
Governmental Regulations: Tenant, at its sole cost and expense shall comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to (i) Tenant’s particular manner of use of thereof the Leased Premises (as opposed to Tenant’s use of the Leased Premises for general office purposes in a normal and customary manner), (ii) Tenant’s particular employees or employment practices and (iii) any Tenant Work.

Article XII

Damage or Destruction of Leased Premises or Building
Section 12.01.
Total or Partial Destruction: If the Leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage to be repaired, and the then appropriate rent shall not be abated. If by reason of such occurrence, less than fifty (50%) percent of the Leased Premises shall be rendered untenantable only in part, Landlord shall at its own expense cause the damage to be repaired, and the then appropriate rent meanwhile shall be abated proportionately as to the portion of the Leased Premises rendered untenantable. If fifty (50%) percent of the Leased Premises shall be rendered untenantable, or Tenant’s access to Leased Premises shall have been destroyed by reason of such occurrence the Landlord shall at its own expense cause such damage to be repaired, and the then appropriate rent meanwhile shall abate until they have been restored and rendered tenantable, or Landlord or Tenant may, at their election, terminate this Lease and the tenancy hereby created by giving to the other, within sixty (60) days following the date of said occurrence, five (5) days prior written notice of their election to do so, and in the event of such notice rent shall be adjusted as of such date. In no event, however, shall Landlord be obligated to spend more than the net proceeds available to Landlord from casualty insurance proceeds for any repairs or replacement under this Article XII.
Section 12.02.
Partial Destruction of the Building: In the event that fifty percent (50%) or more of the rentable area of the Building shall be damaged or destroyed by fire or other cause, notwithstanding that the Leased Premises may be unaffected by such fire or other cause, Landlord may terminate this Lease Agreement and the tenancy hereby created by giving to Tenant five (5) days prior written notice of Landlord’s election so to do, which notice shall be given, if at all, within the sixty (60) days following the date of said occurrence. Rent shall be adjusted as of the date of such termination. Landlord’s obligation to restore the alterations, improvements or additions within the Leased Premises pursuant to this Article XI shall be limited to its obligations as set forth on Exhibit B hereto, in such amount not to exceed net proceeds available to Landlord from casualty insurance proceeds covering such casualty, if any. If Landlord chooses to repair and Landlord does not repair the Leased Premises within 180 days from the occurrence, Tenant has the right to terminate the Lease, provided such notice of termination is given no later than 210 days after the occurrence.
Article XIII

Eminent Domain
Section 13.01.
Total Condemnation: If the whole of any part of the Leased Premises or of the access thereto shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease Agreement shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up to that date and shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease.
Section 13.02.
Landlord’s Damages: In the event of any condemnation or taking as aforesaid whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof.
Section 13.03.
Tenant’s Damages: Although all damages in the event of any condemnation are to belong to the Landlord as aforesaid, Tenant shall have the right to claim and recover from the condemning authority, such compensation as may be separately awarded without any reduction in the amount payable to Landlord, such recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment, but expressly excluding any compensation for the value of Tenant’s leasehold interest.

Article XIV

Defaults
Section 14.01.
Tenant’s Default: If (i) the Tenant shall default in the performance of any of its monetary obligations hereunder and such default shall continue for ten (10) days after written notice thereof by the Landlord to the Tenant (or, if any such notice has been given within the previous twelve months, then if any such monetary default shall continue for ten (10) days after the due date thereof); or (ii) the Tenant shall default in the performance of any of its non-monetary obligations hereunder (other than any non-monetary obligations specifically enumerated below) and such default shall continue for thirty (30) days after written notice thereof by the Landlord, hereinafter referred to as “non-monetary default grace period” (except that if the Tenant cannot reasonably cure any such default within said thirty (30) day non-monetary default grace period, this period may be extended for a reasonable time as determined by Landlord in its sole discretion, provided that the Tenant commences to cure such default within said thirty (30) day period and proceeds diligently thereafter to effect such cure, and further provided that Tenant shall be entitled to only two grace periods for non-monetary defaults in any twelve month period; or (iii) any person shall levy upon or take this leasehold interest or any part thereof upon execution, attachment or other process of law; or (iv) any bankruptcy, insolvency, or other proceeding for the benefit of creditors shall be commenced by or against Tenant or any guarantor of this Lease, or Tenant or any guarantor shall be adjudicated bankrupt or insolvent according to law, or shall make an assignment for the benefit of creditors, or a receiver, trustee or similar officer shall be appointed for the whole or any part of Tenant’s or any guarantor’s property, and, with regard to any of the foregoing which are involuntary (i.e., without Tenant’s action or consent), the same remain in effect more than thirty (30) after the initial occurrence; or (v) Tenant shall vacate or abandon the Leased Premises for a period of at least thirty (30) days, or (vi) Tenant shall assign its interest in this Lease or sublet all or any part of the Leased Premises without the Landlord’s prior written consent if the same is required in accordance with Section 10.01, or (vii) Tenant or anyone claiming through the Tenant shall use the Leased Premises for any use other than the uses permitted hereby; or (viii) Tenant shall fail to maintain any insurance coverage required by this Lease and such default shall continue for two (2) business days after written notice thereof by the Landlord; then and in any such event (each of which shall be a “Default”), Landlord may lawfully enter the Leased Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Leased Premises and repossess the same as of the former estate of the Landlord and expel the Tenant and those claiming under the Tenant without being deemed guilty of any manner of trespass and without prejudice to any other remedies which the Landlord may have for arrears of rent or preceding breach of covenant, and upon entry or mailing as aforesaid, this Lease shall terminate and the Tenant covenants that in case of such termination, it will indemnify the Landlord against all loss of rent, re-letting expenses, and brokerage, which the Landlord may incur by reason of such termination from the date thereof until the normal expiration date of the term of this Lease.

The Landlord, at its election, shall receive as damages upon termination under this Article XIV either the amount by which, at the termination of this Lease, the aggregate of the rent and other charges (including escalations projected on the basis of experience under the Lease) projected over the period from such termination until the normal expiration date of the term of this Lease exceeds the aggregate projected rental value of the premises for such period, or amounts equal to the rent and other charges which would have been payable had the Lease not so terminated, payable upon the due dates as specified herein (subject to offset for net rents actually received from re-letting after subtraction of the expenses of re-letting).

Landlord and Tenant agree that the notice provisions provided in this Article XIV are in lieu of those provided in Massachusetts General Laws Chapter 186, Section 11.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

In the event of any termination of this Lease or re-entry by Landlord under the provisions of this Article XIV, or in the event of the termination of this Lease or of reentry by or under any summary process or other proceeding or action or any provision of law by reason of default under this Lease on the Part of Tenant, then for the purposes of computing damages as shall be payable pursuant to this Article XIV, it is agreed that:

There shall be payable to Landlord as part of such damages the product of the Operating Expense Excess, Real Estate Tax Excess, Additional Rent and all other items constituting part of the Additional Rent of the immediately preceding Lease Year, times the number years then remaining for the balance of the term hereof, on the assumption that the Operating Expense Excess, Real Estate Excess Tax and all other items constituting part of the Additional Rent would have remained constant for each subsequent Lease Year of the full term hereby granted.

Section 14.02.
Legal Expenses. In the event suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease Agreement, or because of any default (beyond applicable notice and cure periods) on the part of Tenant, and such a default shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including but not limited to reasonable attorney’s fees and actual expenses. In addition, if any action shall be instituted by either of the parties hereto for the enforcement of any of its rights in and under this Lease, the party in whose favor judgment shall be rendered shall be entitled to recover from the other party all expenses reasonably incurred by the prevailing party in such action, including but not limited to reasonable attorney’s fees and actual expenses.
Section 14.03.
Landlord’s Default. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default as long as such cure is commenced within the thirty (30) time period unless delay is caused by conditions or events beyond Landlord’s reasonable control, after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations. The obligations of Tenant to pay all rent hereunder (including Base Rent, Additional Rent, and all other payments due from Tenant to Landlord hereunder) and to perform all other obligations of Tenant hereunder are independent covenants and shall not be conditioned on, subject to, or offset by any alleged act or omission of Landlord, whether or not constituting a default by Landlord under this Lease, nor shall any breach of any obligations or covenants of Landlord hereunder give rise to any right of termination of this Lease by Tenant or any right to withhold, set-off, abate or otherwise reduce or excuse the payment and performance of the obligations of Tenant hereunder.
Section 14.04.
Landlord Remedy of Tenant Defaults. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform such provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 10% (the “Default Interest Rate”) as an additional charge.
Article XV

Access by Landlord
Section 15.01.
Right of Entry: Except in the event of an emergency or Tenant’s default (beyond applicable notice and cure periods) hereunder, upon reasonable advance notice Landlord or Landlord’s agents shall have the right to enter the Leased Premises at reasonable times to examine the same, and to show them to prospective purchasers or lessees at any time within twelve (12) months before the expiration of the Term, and to make such repairs, alterations, improvements or additions as Landlord may deem desirable, and Landlord shall be allowed to take all material into and upon said Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the Leased Premises, provided that the same are concealed or are painted or otherwise dealt with in a manner which does not detract from or conflict with the design and architectural treatment of the Leased Premises. Landlord shall have the right at any time without thereby creating any actual or constructive eviction or incurring any liability to Tenant therefore, and without abatement in rent, to change the arrangement or location or entrances, passageways, doors, doorways, corridors, stairs, toilets, and other like portions of the Leased Premises, but such changes shall be designed to avoid any material obstruction or reduction in Tenant’s access to the Leased Premises, and other appurtenances. Nothing in this Section 15.01 shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability for care, maintenance, or repair except as otherwise specifically provided in this Lease Agreement. In the exercise of the rights reserved herein, Landlord shall use commercially reasonable efforts to minimize the disruption of Tenant’s use and enjoyment of the Leased Premises and the common areas and of Tenant’s business in the Leased Premises.
Article XVI

Tenant’s Property
Section 16.01.
Taxes on Leasehold: Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease Agreement against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant or delivered to the Tenant upon the Commencement Date, including the items set forth on Exhibit E. Tenant will be responsible for occupancy taxes if applicable and pay same as additional rent.
Section 16.02.
Loss and Damage: Except for damage or liability caused by the negligence of the Landlord, its employees or agents, Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Except to the extent caused by the gross negligence or willful misconduct of the Landlord, its employees or agents, Landlord shall not be liable for any injury or damage to persons or property, nor for any other loss or damage suffered by Tenant resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of the Leased Premises or the Property, or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of nature whatsoever unless such loss or damage is cause by the proven negligence or the proven willful acts of the Landlord in a court of competent jurisdiction. Landlord shall not be liable for any such damage or loss caused by other tenants or persons in the Leased Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord and Owner harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carrier.
Section 16.03.
Notice by Tenant. Tenant shall give notice as soon as possible to Landlord in case of fire or accidents in the Leased Premises.
Article XVII

Holding Over, Successors
Section 17.01.
Holding Over: Any holding over after the expiration of the term hereof shall be construed to be a tenancy at sufferance but shall otherwise be on the same terms and conditions herein specified except that the then applicable Fixed Base Rent shall be 150% of the rate reserved under sections 2.01 and 2.03 and Exhibit B of this Lease, and Landlord shall be entitled to avail itself of all of the rights and remedies under applicable law and hereunder and Tenant shall be subject to all of the duties and responsibilities specified in Section 14.01 in the event of default of Tenant.
Section 17.02.
Successors: All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall insure to the benefit of any assignee of Tenant unless the assignment of such assignee has been approved by Landlord in writing to the extent required as provided in Article X hereof.

Article XVIII

Other Covenants
Section 18.01.
Quiet Enjoyment. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions of the Tenant’s part to be observed and performed Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through, or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.
Article XIX

Landlord Maintenance, Services and Equipment
Section 19.01.
Landlord Maintenance: Landlord shall keep and maintain in good repair and working order and perform routine and regular maintenance upon (i) the roof and structural elements of the Building and (ii) the mechanical (including HVAC), electrical, plumbing and fire/life safety systems and elevator serving the Building in general (the "Building Systems”). At the time of Commencement Date, all Building Systems shall be in good working order and repair.
Section 19.02.
Landlord’s Services: So long as Tenant is not in default under any of the provisions of this Lease, Landlord shall:
(a)
For 24 hours per day, 7 days per week, supply heat ventilation (during the heating seasons), and air-conditioning (during the cooling seasons) from the systems installed by Owner for such purposes, except for the cost of electricity necessary to operate heat pumps that exist within the Leased Premises. The Landlord shall maintain, repair and as necessary replace such systems at the Leased Premises generally, at Landlord’s own expense (to be included in Operating Expenses).
(b)
Provide cleaning services and trash removal services every business day in the Leased Premises at no cost to the Tenant (but to be included in Operating Expenses).
(c)
Furnish to the common areas hot and cold water for lavatory and drinking and office cleaning purposes.
(d)
Provide access to the Building and parking area twenty four (24) hours a day.
Section 19.03.
Landlord’s Right to Suspend or Curtail Services: Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article XIX when the necessity therefore arises by reason of accident, emergency, mechanical breakdown, or when required by law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use reasonable diligence to complete all required repairs or other necessary work as quickly as reasonably possible so that Tenant’s inconvenience resulting therefrom may be for as short a period of time as circumstances will reasonably permit. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension.
Section 19.04.
Abatement and Termination: Subject to Section 19.03, in the event that any interruption or discontinuance of services required to be furnished by Landlord under this Article XIX continues beyond thirty (30) days after written notice to Landlord and such interruption materially and adversely affects Tenant’s ability to conduct business in a substantial portion of the Leased Premises and on account of such interruption or disturbance Tenant ceases doing business in the Leased Premises, Base Rent and Tenant’s Proportionate Share of Operating Expenses and Taxes shall thereafter abate proportionately for so long as Tenant remains unable to conduct its business in the Leased Premises or such portion thereof. The abatement provisions set forth above shall be inapplicable to any interruption or discontinuance of required to be furnished by Landlord under this Article XIX that is caused by casualty or condemnation a taking (it being acknowledged that such situations shall be governed by Articles XII and XIII, respectively).
Article XX

Miscellaneous
Section 20.01.
Waiver: The waiver by any party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease Agreement, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease Agreement shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.
Section 20.02.
Accord and Satisfaction: No payment by Tenant or receipt by Landlord of a lesser amount than the then appropriate rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease Agreement provided.
Section 20.03.
Entire Agreement: This Lease Agreement and the exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease Agreement shall be binding upon Landlord or Tenant unless reduced to writing and signed by both Landlord and Tenant.
Section 20.04.
Rent Control: If there shall hereafter be acted any law or ordinance which shall be of a nature commonly referred to as “rent control laws” which shall limit, reduce or suspend in whole or in part or otherwise affect the rents or revenues from the Leased Premises or which shall make it illegal to pay or prohibit or restrict the payment to, or receipt by, Landlord of the minimum base rent, additional rent, or adjustment of rent or any part or portion of any thereof, or as a result of which the Landlord may not, or may not be entitled to, receive when due the full and entire then appropriate, rent, additional rent, and adjustments or rent, or which may permit Tenant to seek the return of all or any part of the rent, additional rent, or adjustments of rent, then and in any of such events Landlord shall have the right at any time thereafter to cancel this Lease Agreement and the term hereunder upon thirty (30) days written notice to Tenant, and the Landlord may serve upon Tenant a thirty-day notice of cancellation of this Lease Agreement and upon the expiration of such thirty days this Lease Agreement and the term hereunder shall end and expire as fully and completely as if the date of expiration of such thirty-day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the Leased Premises to Landlord, and upon Tenant’s failure to do so the Landlord shall be entitled to all the rights and remedies and the Tenant shall be subject to all the duties and responsibilities specified in Article XIV in the event of a default of the Tenant.
Section 20.05.
Force Majeure: In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder, by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, pandemic, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 20.05 shall not operate to excuse Tenant from prompt payment of rent or any other payments required by the terms of this Lease.

Section 20.06.
Subordination: This Lease automatically and without act or deed shall be and remain subject and subordinate to any and all existing mortgage or mortgages and any and all mortgage or mortgages that may hereafter be placed against the Leased Premises, and/or the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that with respect to mortgages not appearing of record on the date hereof such subordination shall apply only if the Mortgagee expressly agrees, upon Tenant’s written request and upon such Mortgagee’s customary form of Subordination Non-Disturbance and Attornment Agreement, that, so long as the Tenant is not in default in the payment of rent or additional rent, or in the performance of any of the terms of this Lease by it to be performed, in either case beyond applicable notice and cure periods, the Tenant’s possession of the Leased Premises and the Tenant’s rights and privileges under this Lease shall not be interfered with or diminished by or on behalf of such Mortgagee. The recording of any such mortgage or mortgages shall have preference to and shall be superior and prior in lien to this Lease, irrespective of the recording of any notice hereof. In confirmation of such subordination, Tenant shall execute promptly any commercially reasonable certificate that Landlord may request. Notwithstanding the foregoing, Landlord will make reasonable efforts to secure an executed non-disturbance agreement from its Mortgagee upon such Mortgagee’s customary form of Subordination Non-Disturbance and Attornment Agreement, immediately following the execution of the Lease Agreement. This clause shall be self-operative and no further instrument of subordination shall be required.
Section 20.07.
Waiver of Jury Trial, Counterclaims. The parties hereto waive a trial by jury on any and all issues arising in any action or proceeding between them or their successors under or connected with this Lease or any of its provisions, any negotiations in connection therewith, or the Tenant’s use or occupancy of the Leased Premises.
Section 20.08.
Broker’s Commission: Landlord is responsible for and agrees to pay in accordance with its separate agreement any and all brokerage commissions or finder’s fee in connection with the execution of this Lease due to Rise 73 CRE Inc and Cushman and Wakefield. Tenant warrants and represents that it has dealt with no broker other than Rise 73 CRE Inc and Cushman and Wakefield in locating the Leased Premises and negotiating this Lease and Tenant agrees to indemnify and hold harmless Landlord against and from all liabilities arising from any claim for, brokerage fees including without limitations the cost of counsel fees in, connection therewith arising out of or on account of Tenant having dealt with any broker other than Rise 73 CRE Inc and Cushman and Wakefield in locating the Leased Premises and negotiating this Lease.
Section 20.09.
Notices: Any notice to be given hereunder shall be in writing and shall be deemed given when delivered or deposited in the United States mails, postage prepaid, by registered mail or certified mail with return receipt requested, addressed as follows:
(a)
If to Landlord:

130 Prospect Limited Partnership
Attn. Robert Leahy — Treasurer
130 Prospect Street
Cambridge, MA 02139

(b)
If to Tenant (from and after the Commencement Date):

Third Harmonic Bio, Inc.
Attn. Natalie Holles, CEO
130 Prospect Street
Cambridge, MA 02139

Or prior to the Commencement Date at:

Third Harmonic Bio, Inc.
Attn: Natalie Holles, CEO
300 Technology Square, 8th Floor
Cambridge, MA 02139

or to such other person or address as the party entitled to notice shall have specified by written notice to the other party given in accordance with the provisions of this Section 20.12.

Section 20.10.
Tenant and Landlord Defined, Use of Pronoun: The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. The term “Landlord”, as used in this Lease, means only the holder of the Landlord’s leasehold interest in the Property for the time being, so that, in the event of any transfer thereof, the transferor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, not theretofore accrued, and it shall be deemed and construed, without further agreement between the parties or between the parties and the successor to the Landlord hereunder. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.
Section 20.11.
Landlord Not Personally Liable: If Landlord or any successor in interest of Landlord shall be a mortgagee, or an individual, joint venture, tenancy in common, firm or partnership, general or limited, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such mortgagee or such individual or on the part of the members of such firm, partnership or joint venture with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord or such successor in interest in the Leased Premises or the Building, or to the leasehold estate of Landlord or such successor therein, and in either case to the net rents, profits and proceeds derived therefrom, for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.
Section 20.12.
Mutual Waiver of Subrogation and Release: All policies of insurance required by the terms of this Lease to be carried by the Landlord or the Tenant shall include a waiver by the insurer of all right or subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against. Neither party, nor its agents, employees or guests, shall be liable to the other for loss or damage caused by any risk covered within the scope of such insurance.
Section 20.13.
Notices to Mortgagees: (a) Tenant agrees to give any mortgagees and/or trust deed holders by registered mail a copy of any notice of default served by Tenant upon the Landlord provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease Agreement, then the mortgagees and/or trust deed holders shall have an additional 30 days within which to cure such default, or if such default cannot be cured within that time, then such additional time may be necessary if within such 30 days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

(b) Tenant agrees, within ten (10) business days after request from Landlord, to provide to Landlord or any mortgagee or potential mortgagee of Landlord a statement as to the status of any matter pertaining to this Lease, including but not limited to the date to which Base Rent and Additional Rent has been paid, the amount of any security deposit held by Landlord, whether or not all improvements included in Landlord’s Work have been completed, whether or not any options of Tenant under this Lease have been exercised, whether or not each party hereto is in compliance with its obligations hereunder, and such other matters as Landlord or any such mortgagee shall request. No such certificate by Tenant shall have the effect of amending this Lease or waiving any rights that Tenant may have hereunder. In the case of any conflict between the terms of this Lease and the content of any such certificate, the taints of this Lease shell control.

Section 20.14.
Captions, Headings: The captions, section numbers, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience, and in no way define, limit, construe or describe the scope or intent of such sections or articles, nor in any way affect this Lease.
Section 20.15.
Partial Invalidity: If any term, covenant or condition of this Lease of the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
Section 20.16.
Recording: Tenant shall not record this Lease without the written consent of the Landlord, however, upon the request of either party hereto the other party shall join in the execution of a memorandum of this Lease for the purposes of recordation. Said memorandum of this Lease shall describe the parties, the Leased Premises, the term of this Lease, and such other matters required in a Notice of Lease pursuant to Massachusetts General Laws Chapter 183, Section 4. of this Lease, and shall incorporate this Lease by reference. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. If at any time Tenant abandons the Premises or this Lease is otherwise terminated or expires, Landlord may record a Notice of Termination of this Lease, including as to the non-exercise of any option to extend. The Tenant hereby grants to the Landlord an irrevocable power of attorney, which shall be deemed to be coupled with an interest, to execute, acknowledge and record any such notice on behalf of the Tenant.
Section 20.17.
No Option: The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a Lease only upon the execution and delivery thereof by Landlord and Tenant.
Section 20.18.
Applicable Law: This Lease shall be construed in accordance with the laws of the Commonwealth of Massachusetts.
Section 20.19.
Mutual Waiver of Consequential Damages: In no event shall Landlord or Tenant ever be liable hereunder to the other for any indirect, incidental, special or consequential damages (including lost profits, even if a party has been advised of the possibility of such damages) suffered by such other from whatever cause.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.

In Presence Of:	130 PROSPECT LIMITED PARTNERSHIP
By Cambridge Development Corp.,
its General Partner

/s/ John Hopkins	By: /s/ Robert J. Leahy
John Hopkins	Name: Robert J. Leahy
Title: Treasurer
Hereunto duly authorized

THIRD HARMONIC BIO, INC.

/s/ Julie Person	By: /s/ Natalie Holles
Julie Person	Name: Natalie Holles
Title: Chief Executive Officer
Hereunto duly authorized

EXHIBIT B

FIXED BASE RENT PER YEAR

Useable Space: Rentable Space:	9,131 square feet 10,356 square feet

3/1/23 - 11/30/23	$73.00 per rentable square foot
12/1/23 - 11/30/24	$74.83 per rentable square foot
12/1/24 - 11/30/24	$76.70 per rentable square foot
12/1/25 - 11/30/26	$78.61 per rentable square foot
12/1/26 -11/30/27	$80.58 per rentable square foot
12/1/27 - 2/29/28	$82.59 per rentable square foot